SECURITIES PURCHASE AGREEMENT


                  SECURITIES PURCHASE AGREEMENT (this "AGREEMENT"), dated as of March 29, 1999, between Brilliant Digital Entertainment, Inc., a Delaware corporation (the "COMPANY"), and St. Annes Investments, Ltd., a British Virgin Islands corporation (together with its successors in interest and permitted assigns or designees, the "INVESTOR").

                  WHEREAS:

                  A. The Company and the Investor are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) under the Securities Act of 1933, as amended (the "SECURITIES ACT").

                  B. The parties desire that, upon the terms and subject to the conditions contained herein, the Investor shall purchase up to $6,000,000 of shares (the "SHARES") of the Company's common stock, par value $.001 per share (the "COMMON STOCK").

                  C. Contemporaneously with the execution and delivery of this Agreement, the Company and the Investor are executing and delivering a Registration Rights Agreement in the form attached hereto as EXHIBIT A (the "REGISTRATION RIGHTS AGREEMENT"), pursuant to which the Company has agreed to provide to the Investor certain registration rights under the Securities Act and the rules and regulations promulgated thereunder.

                  NOW THEREFORE, the Company and the Investor hereby agree as follows:

          For purposes of this Agreement, "AVERAGE STOCK PRICE,""AVERAGE TRADING VOLUME,""BUSINESS DAY," "CAP AMOUNT," "CAPITAL SHARES," "CAPITAL SHARES EQUIVALENTS,""MAJOR TRANSACTION,""MARKET PRICE," "PRINCIPAL MARKET," "SEC DOCUMENTS," "TAX," "TAXES," "TAX RETURN," "TRADING DAY," and "TRANSACTION DOCUMENTS" shall have the respective meanings set forth in ANNEX A.

                  1.       PURCHASE AND SALE OF COMMON STOCK.

                           (a)      PURCHASE AND SALE OF COMMON STOCK.  Upon the
terms and conditions set forth herein, the Company may, at its sole discretion, issue and sell to the Investor, and the Investor shall purchase from the Company, up to those number of Shares having an aggregate Purchase Price (as defined herein) of $6,000,000.


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                           (b)      DELIVERY OF PUT NOTICES.

                           (i)  Subject to the satisfaction of the conditions
set forth in this Agreement, at any time and from time to time during the period beginning on and including the date on which a Registration Statement (as defined in the Registration Rights Agreement) filed pursuant to the Registration Rights Agreement is first declared effective (such date, the "EFFECTIVE DATE") by the Securities and Exchange Commission (the "SEC") and ending on the earlier of the (i) date which is 36 months after the Effective Date and (ii) termination of this Agreement in accordance with the terms hereof (the "OPEN PERIOD"), the Company may, in its sole discretion, deliver a written notice to the Investor (each such notice, a "PUT NOTICE") stating a dollar amount (the "DOLLAR AMOUNT") of Shares which the Company intends to sell to the Investor at a Closing (as hereinafter defined) pursuant to such Put Notice. The "PUT NOTICE DATE" with respect to a Put Notice shall be the Business Day on which the Investor receives such Put Notice by facsimile transmission prior to 4:30 p.m. Eastern Time (and, if the time of receipt is after 4:30 p.m. Eastern Time, the Put Notice Date shall be the following Business Day).

                           (ii) During the Open Period, the Company shall
deliver such number of Put Notices as requires the Investor to purchase Shares having an aggregate Purchase Price of at least $1,000,000. Such requirement shall not have been satisfied if the conditions precedent set forth in this Agreement to (x) the delivery of such Put Notices, (y) the Dollar Amount required pursuant thereto to be purchased, or (z) the purchase of Shares pursuant to such Put Notices, are not satisfied or waived by the appropriate party. If the Company fails to deliver such number of Put Notices as requires the Investor to purchase at least $1,000,000 of Shares prior to the expiration of the Open Period, the Company shall deliver to the Investor on such expiration date an amount equal to $145,000 multiplied by (1-x), where x is equal to the fraction of $1,000,000 represented by the aggregate Purchase Price of Shares sold by the Company to the Investor hereunder prior to the expiration of the Open Period. The Company shall deliver such amount by wire transfer of immediately available funds as compensation to the Investor for making the commitment to purchase Shares pursuant to this Agreement, which amount shall be Investor's sole remedy for the Company's failure to deliver such number of Put Notices. If the Company fails to pay to the Investor such amount when due, the Company shall pay to the Investor, on the first Business Day following the date such payment was due (in addition to, and not in lieu of, any remedy the Investor may have in law or equity) an amount equal to $3,000, in cash by wire transfer, plus compounded annual interest of 18% on such amount during the period, beginning on the Business Day after such amount was due, during which such amount, or any portion thereof, is outstanding.

                           (c)      INVESTOR OBLIGATION TO PURCHASE SHARES.
Subject to the terms and conditions set forth in this Agreement, following the Investor's receipt of a valid Put Notice, the Investor shall be required to purchase from the Company at the related Closing a number of Shares having an aggregate Purchase Price equal to the lesser of (i) the Dollar Amount set forth in the Put Notice and (ii) the Cap Amount (the lesser of (i) or (ii) above is referred to herein as the "REQUIRED DOLLAR AMOUNT"). Notwithstanding anything to the contrary contained herein, the Investor shall in


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no event be required to purchase pursuant to this Agreement a number of Shares having an aggregate Purchase Price which is greater than $6,000,000.

                           (d)      LIMITATION ON INVESTOR'S OBLIGATION TO
PURCHASE SHARES. Notwithstanding anything to the contrary in this Agreement, in no event shall the Investor be required to purchase a number of Shares, and a Required Dollar Amount may not include an amount which, when added to all other Shares previously acquired by the Investor pursuant to this Agreement and still owned by the Investor, would exceed 9.99% of the number of shares of Common Stock outstanding on the applicable Put Notice Date, as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and inclusive of all Shares that such Investor would be required to purchase pursuant to such Put Notice. Each Put Notice shall include a representation of the Company as to the number of shares of Common Stock outstanding on the related Put Notice Date as determined in accordance with
Section 13(d) of the Exchange Act. In the event of any dispute as to whether the Investor may be deemed to be deemed to be the beneficial owner of more than 9.99% of the Common Stock for purposes of Section 16(b) of the Exchange Act, the Investor shall be entitled to receive an unqualified opinion of counsel for the Company that such proposed purchase will not cause the Investor to be deemed to be the beneficial owner of more than 9.99% of the Common Stock for purposes of
Section 16(b). The Investor shall provide such counsel with such information about the Investor's interests in the Company as shall be reasonably necessary for counsel to render such opinion. The cost of such opinion shall be the sole responsibility of the Company.

                           (e)      OVERALL LIMIT ON COMMON STOCK ISSUABLE.
Notwithstanding anything contained herein to the contrary, the aggregate number of Shares that the Company may issue and sell to the Investor pursuant to this Agreement shall not exceed 19.99% of the shares of Common Stock outstanding as of the date of this Agreement (the "MAXIMUM COMMON STOCK ISSUANCE") if the rules or regulations of the Principal Market on which the Common Stock is then listed or traded requires the issuance of Shares hereunder in excess of the Maximum Common Stock Issuance to first be approved by the Company's stockholders unless
(x) such stockholder approval shall have been obtained and (y) such issuance is permitted pursuant to the By-laws and Certificate of Incorporation of the Company and applicable law. In the event a Put Notice would result in the issuance of shares of Common Stock hereunder in excess of the Maximum Common Stock Issuance, then the Required Dollar Amount for such Put Notice shall be adjusted so that such limit is not exceeded. The parties understand and agree that the Company's failure to seek or obtain such stockholder approval shall in no way adversely affect the validity and due authorization of the issuance and sale of Shares hereunder or the Investor's obligation in accordance with the terms and conditions hereof to purchase a number of Shares in the aggregate up to the Maximum Common Stock Issuance and that such approval pertains only to the applicability of the Maximum Common Stock Issuance limitation provided in this Section.

                           (f)      CONDITIONS TO INVESTOR'S OBLIGATION TO
PURCHASE SHARES. Notwithstanding anything to the contrary in this Agreement, in addition to the conditions set forth


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in Section 6 hereof, the Company shall not be entitled to deliver a Put Notice or require the Investor to purchase any Shares at a Closing unless each of the following conditions have been satisfied:

                           (i) The Market Price on the Put Notice Date shall not
                  be less than $1.00 (in each case, equitably adjusted for stock splits, stock dividends, combinations and similar transactions).

                           (ii) The Required Dollar Amount shall be at least
                  $100,000.7

                           (iii) A Registration Statement shall have been
                  declared effective and shall remain effective and available for sale of all Registrable Securities (as defined in the Registration Rights Agreement) at all times during the period beginning on the Put Notice Date and ending on and including the related Closing Date (as defined herein).

                           (iv) At all times during the period beginning on the
                  Put Notice Date and ending on and including the related Closing Date, the Common Stock shall have been listed for trading on the Principal Market and shall not have been suspended from trading thereon and the Company shall not have been notified of any pending or threatened proceeding or other action to delist or suspend the Common Stock.

                           (v) The Closing Date with respect to any Put Notice
                  shall not occur within 15 Business Days of any other Closing Date.

                           (vi) The Company has complied with its obligations
                  under and is otherwise not in breach of, or in default under, the Transaction Documents.

                  If any of the events described in clause (i) with respect to the Purchase Price floor, or in any of clauses (iii) through (vi) above occurs after an effective Put Notice is so delivered and prior to the applicable Closing, then the Investor shall have no further obligation to purchase the Required Dollar Amount of Common Stock at such Closing. In addition to the other conditions specified in the this Agreement, the Company agrees that in no event shall the Investor be required to purchase Shares during any single month with an aggregate Purchase Price of more than $1,500,000.

                           (g)      PURCHASE PRICE PER SHARE.  For purposes of
this Agreement, the "PURCHASE PRICE" for each Share purchased by the Investor shall equal (1) if the Market Price on the Put Notice Date relating to a Closing is less than or equal to $4.00, 86% of the Market Price on such Put Notice Date or (2) if the Market Price on the Put Notice Date relating to a Closing is greater than $4.00, 88% of the Market Price on such Put Notice Date. The number of Shares to be purchased pursuant to each Put Notice shall be rounded to the nearest whole number so as to avoid the issuance of fractional shares.


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                           (h)      CLOSING MECHANICS.   Subject to the
satisfaction of the conditions set forth in this Agreement, the closing of the purchase by the Investor of Shares (a "CLOSING") shall occur on the date which is five (5) Business Days following the applicable Put Notice Date (or such other date as is mutually agreed to by the Company and the Investor) (a "CLOSING DATE") at the offices of Troop Steuber Pasich Reddick & Tobey LLP, 2029 Century Park East, 24th Floor, Los Angeles, CA 90067 ("TROOP STEUBER"). At least one Business Day prior to each Closing, the Company shall deliver (or cause to be delivered) into escrow with Troop Steuber (1) the certificates, registered in the name of the Investor, representing the Shares to be issued and sold to the Investor at such Closing and meeting the requirements of Section 4 hereof; (2) the certificate contemplated by Section 6(c) hereof; (3) the legal opinion contemplated by Section 6(d) hereof; (4) all other documents, instruments and writings required to be delivered by it pursuant to the Transaction Documents in order to effect a Closing hereunder; (5) the Trinity Certificates (as defined below); and (6) a writing, executed by each of the Investor and the Company as to the number of Shares to be issued and sold at such Closing and the Purchase Price to be paid therefor by the Investor (the items contemplated by clauses (1) through (6) above are collectively referred to as the "COMPANY REQUIRED ITEMS"). Troop Steuber shall notify each of the Company, the Investor and Trinity Capital Advisors, Inc. ("TRINITY") on the Business Day it receives all of the Company Required Items relating to such Closing. If Troop Steuber shall have provided such notice by the Closing, then, provided that the other conditions to the Investor's obligation to purchase Shares hereunder shall have been satisfied or appropriately waived, the Investor shall deliver (or cause to be delivered) (x) to the Company, the Purchase Price for the Shares to be issued and sold at such Closing, less the amounts contemplated by clauses (y) and (z) following this clause (x); (y) to Trinity, (A) an amount equal to 3% of the Purchase Price for the Shares to be issued and sold at such Closing and (B) certificates, registered in the name of Trinity, representing a number of shares of Common Stock having an aggregate Market Price as of the Put Notice Date equal to 2% of the aggregate Purchase Price of the Shares to be issued and sold at such Closing, which certificates shall meet the requirements of Section 4 hereof (the "TRINITY CERTIFICATES"); and (z) to Troop Steuber, $500.00. Notwithstanding the foregoing, if the Company is requested by the Investor to deliver Shares via electronic book-entry through The Depository Trust Company ("DTC"), then the parties hereto shall cooperate with one another and with DTC in order to facilitate such delivery and to amend the provisions of this Section in order to facilitate a smooth Closing whereby the risk of loss as to delivery of Purchase Price and Shares in a Closing is not materially adjusted. The parties hereto understand and agree that Troop Steuber will not release the Company Required Items to the Investor prior to its receipt of written confirmation from the Company that the Company has received the net proceeds from the sale of the Shares to have been sold at such Closing; provided, however, if the Company does not confirm such receipt by 5:00 p.m. Eastern Time on the Business Day following the Closing Date, the parties hereby direct Troop Steuber to deliver the Company Required Items to the Investor at such time as Troop Steuber receives written evidence from the institution from which the Purchase Price was delivered on behalf of the Investor that funds equal to the amount required hereunder to be delivered to the Company as payment of the Shares to have been sold at such Closing were delivered in accordance with the wire instructions provided by the Company for such purpose (a federal wire number for the correct amount and in accordance with the wire instructions provided by the Company for such purpose


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shall be conclusive evidence of the Company's receipt). Each of the parties hereto hereby agrees jointly and severally to indemnify and hold harmless Troop Steuber and its members, employees, agents and representatives from any and all claims, liabilities, costs or expenses in any way arising from or relating to the performance of its duties hereunder and agrees that Troop Steuber shall not have any liability hereunder other than as arising solely from its willful misconduct in performing its duties hereunder. The parties hereto understand and agree that Troop Steuber may, at any time upon two Business Days prior written notice to the parties hereto, resign from its duties and obligations hereunder without recourse to any party. The Investor further understands and agrees that Troop Steuber acts as legal counsel to the Company in connection with the transactions contemplated hereby and may, from time to time, represent the Company in other matters, including such matters as may directly or indirectly be adverse to the interests of the Investor. The Investor consents to such representation and waives any claim that such representation represents a conflict of interest on the part of Troop Steuber. The Investor understands that the Company and Troop Steuber are relying explicitly on the foregoing provision in connection with the Company entering into this Agreement.

                           (i)      EFFECT OF FAILURE TO SATISFY CLOSING
OBLIGATIONS. Subject to the Company's compliance with all of the terms and conditions of this Agreement, with respect to each Put Notice, if all of the conditions applicable to the requirement of the Investor to purchase the Required Dollar Amount as a result of such Put Notice have been met and (subject to the limitations and restrictions of Shares issuance and Investor ownership set forth in this Agreement), and the Investor shall fail to purchase the entire Required Dollar Amount on the applicable Closing Date, then the Investor shall, in addition to any other remedies under this Agreement, pay as additional damages in cash to the Company, on the eighth Business Day following the applicable Closing Date and on each succeeding fifth Business Day thereafter until the Required Dollar Amount is paid, an amount equal to one percent (1%) of the balance of the Required Dollar Amount that was not paid to the Company for such Put Notice.

                           (j)      DELISTING; SUSPENSION.  If at any time
during the Open Period or within 30 days after the end of the Open Period, the Common Stock shall not be listed on the Principal Market or shall have been suspended from trading thereon (excluding suspensions of not more than one Trading Day resulting from business announcements by the Company) or the Company shall have been notified of any pending or threatened proceeding or other action to delist or suspend the Common Stock (each of the foregoing, a "REPURCHASE EVENT"), the Investor shall have the right (the "REPURCHASE OPTION"), as partial relief for the damages to the Investor by reason of the occurrence of a Repurchase Event (which remedy shall not be exclusive of any other remedies available at law or equity), in its sole discretion, which right shall be exercised within 30 days of a Repurchase Event, to sell to the Company, and the Company agrees to buy, promptly upon the exercise of such right by the Investor, but in any event within 10 calendar days of the exercise of such right all or any part of the Shares issued to the Investor within the 30 Business Days preceding the Investor's exercise of the Repurchase Option and then held by the Investor at a price per Share equal to the Purchase Price paid by the Investor for such Shares (the "PAYMENT AMOUNT"). If the Company fails to pay to


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


the Investor the full aggregate Payment Amount within 10 calendar days of the Investor's exercise of the Repurchase Option hereunder, the Company shall pay to the Investor, on the first Business Day following such tenth calendar day, in addition to and not in lieu of the Payment Amount payable by the Company to the Investor upon exercise of the Repurchase Option, an amount equal to 2% of the aggregate Payment Amount then due and payable to the Investor, in cash by wire transfer, plus compounded annual interest of 18% on such Payment Amount during the period, beginning on the day following such tenth calendar day, during which such Payment Amount, or any portion thereof, is outstanding.

                           (k)      LIMITATIONS ON SHORT SALES.   The Investor
will not enter into any Short Sales (as hereinafter defined) from the period commencing on the date the Registration Statement is first declared effective by the SEC and ending on the expiration of the Open Period (or such earlier time as this Agreement is terminated in accordance with its terms); provided, that, the Company may from time to time notify the Investor that the provisions of this Section will not apply for periods of time to be determined by the Company. For purposes of this Section, a "Short Sale" by the Investor shall mean a sale of Common Stock by the Investor that is marked as a short sale and that is made at a time when there is no equivalent offsetting long position in Common Stock held by the Investor. For purposes of determining whether there is an equivalent offsetting long position in Common Stock held by the Investor, the number of Shares issuable in respect of delivered Put Notices for which the Closing therefor has not yet occurred shall be deemed to be held long by the Investor.


                  2.       REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

                  The Company represents and warrants to the Investor that:

                  (a) ORGANIZATION OF THE COMPANY. The Company is a corporation duly incorporated and existing in good standing under the laws of the State of Delaware and has all requisite corporate authority to own its properties and to carry on its business as now being conducted. The Company does not have any subsidiaries and does not own more than fifty percent (50%) of or control any other business entity except as set forth in the SEC Documents other than Brilliant Digital Filmed Entertainment, a Delaware corporation, and Brilliant Interactive Ideas, Pty. Ltd., a company incorporated in New South Wales, Australia, each of which is a wholly-owned subsidiary of the Company. The Company is duly qualified and is in good standing as a foreign corporation to do business in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, other than those in which the failure so to qualify would not have any effect on the business, operations, properties, prospects, or financial condition of the Company that is material and adverse to the Company and its subsidiaries and affiliates, taken as a whole, and/or any condition, circumstance, or situation that would prohibit or otherwise interfere with the ability of the Company to enter into and perform any of its obligations under the Transaction Documents in any material respect (a "MATERIAL ADVERSE EFFECT").


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                  (b)      AUTHORITY. (i) The Company has the requisite
corporate power and corporate authority to enter into and perform its obligations under this Agreement and to issue the Shares pursuant to the terms hereunder, (ii) the execution, issuance and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required, and (iii) the Transaction Documents have been duly executed and delivered by the Company and, at each Closing, shall constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application. The Company has duly and validly authorized and reserved for issuance shares of Common Stock sufficient in number for the issuance of Shares hereunder. The Company further acknowledges that its obligation to issue Shares in accordance with this Agreement is absolute and unconditional regardless of any dilutive effect that such issuance may have on the ownership interests of other stockholders of the Company and notwithstanding the commencement of any case under 11 U.S.C. ss. 101 et seq. (the "BANKRUPTCY CODE"). The Company shall not seek judicial relief from its obligations hereunder except pursuant to the Bankruptcy Code. In the event the Company is a debtor under the Bankruptcy Code, the Company hereby waives to the fullest extent permitted any rights to relief it may have under 11 U.S.C. ss. 362 in respect of the issuance of shares. The Company agrees, without cost or expense to the Investor, to take or consent to any and all action necessary to effectuate relief under 11 U.S.C. ss. 362.

                  (c) CAPITALIZATION. The authorized capital stock of the Company consists of 30,000,000 shares of Common Stock of which 9,409,001 shares are issued and outstanding as of March 19, 1999 and 1,000,000 shares of preferred stock, par value $0.001 per share, of which no shares are issues and outstanding. Except for outstanding options and warrants to acquire a total of 1,636,262 shares of Common Stock as of March 19, 1999, there are no outstanding Capital Shares Equivalents. All of the outstanding shares of Common Stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable.

                  (d) COMMON STOCK. The Company has registered its Common Stock pursuant to Section 12(b) of the Exchange Act and is in full compliance with all reporting requirements of the Exchange Act, and the Company is in compliance with all requirements for the continued listing or quotation of its Common Stock, and such Common Stock is currently listed or quoted on the Principal Market. As of the date of this Agreement, the Principal Market is the American Stock Exchange and the Company has not received any notice regarding, and to its knowledge there is no threat, of the termination or discontinuance of the eligibility of the Common Stock for such listing.

                  (e) SEC DOCUMENTS. The Company has delivered or made available to the Investor true and complete copies of the SEC Documents. The Company has not provided to the Investor any information that, according to applicable law, rule or regulation, should have been


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disclosed publicly prior to the date hereof by the Company, but which has not been so disclosed. As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act, and rules and regulations of the SEC promulgated thereunder and the SEC Documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto at the time of such inclusion. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited interim statements, to normal year-end audit adjustments). Neither the Company nor any of its subsidiaries has any material indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due) that would have been required to be reflected in, reserved against or otherwise described in the financial statements or in the notes thereto in accordance with GAAP, which was not fully reflected in, reserved against or otherwise described in the financial statements or the notes thereto included in the SEC Documents or was not incurred in the ordinary course of business consistent with the Company's past practices since the last date of such financial statements.

                  (f) EXEMPTION FROM REGISTRATION; VALID ISSUANCES. Subject to the accuracy of the Investor's representations in Section 3, the sale of the Shares to the Investor will not require registration under the Securities Act and/or any applicable state securities law. When issued and paid for in accordance herewith, the Shares will be duly and validly issued, fully paid, and non-assessable. Neither the sale of the Shares nor the Company's performance of its obligations under the Transaction Documents, will (i) result in the creation or imposition by the Company of any liens, charges, claims or other encumbrances upon the Shares, or (ii) entitle the holders of outstanding Capital Shares to preemptive or other rights to subscribe to or acquire the Capital Shares or other securities of the Company. Ownership of the Shares shall not subject the Investor to personal liability to the Company or its creditors by reason of the possession thereof.

                  (g) NO GENERAL SOLICITATION OR ADVERTISING IN REGARD TO THIS TRANSACTION. Neither the Company nor any of its affiliates nor any person acting on its or their behalf has (i) conducted or will conduct any general solicitation (as that term is used in Rule 502(c) of Regulation D) or general advertising with respect to the sale hereunder of any of the Shares to the Investor, or (ii) made any offers or sales of any security or solicited any offers to buy any security under any circumstances that would, other than pursuant to the Registration Rights Agreement, require


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


registration of the Shares under the Securities Act; provided, that the Company makes no representation or warranty with respect to the Investor or Trinity Capital Advisors, Inc.

                  (h) CORPORATE DOCUMENTS. The Company has furnished or made available to the Investor true and correct copies of the Company's Certificate of Incorporation, as amended and in effect on the date hereof (the "CERTIFICATE"), and the Company's By-Laws, as amended and in effect on the date hereof (the "BY-LAWS").

                  (i) NO CONFLICTS. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby, including without limitation the issuance of the Shares, do not and will not (i) result in a violation of the Company's Certificate of Incorporation or By-Laws or (ii) conflict with, or constitute a material default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument, or any "lock-up" or similar provision of any underwriting or similar agreement to which the Company is a party, or (iii) result in a violation of any federal, state or local law, rule, regulation, order, judgment or decree (subject to the effectiveness of the Registration Statement, including federal and state securities laws and regulations) applicable to the Company or by which any material property or asset of the Company is bound or affected, nor is the Company otherwise in violation of, conflict with or default under any of the foregoing (except in each case for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not have, individually or in the aggregate, a Material Adverse Effect). The business of the Company is not being conducted in violation of any law, ordinance or regulation of any governmental entity, except for possible violations that either singly or in the aggregate would not have a Material Adverse Effect. The Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or issue and sell the Shares in accordance with the terms hereof (other than any SEC, American Stock Exchange or state securities filings that may be required to be made by the Company subsequent to Closing, any registration statement that may be filed pursuant hereto, and any shareholder approval required by the rules applicable to companies whose common stock trades on the American Stock Exchange); provided that, for purposes of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Investor herein.

                  (j) NO MATERIAL ADVERSE CHANGE. Since September 30, 1998, no Material Adverse Effect has occurred or exists with respect to the Company, except as disclosed in the SEC Documents.

                  (k) NO UNDISCLOSED EVENTS OR CIRCUMSTANCES. Since September 30, 1998, no event or circumstance has occurred or exists with respect to the Company or its businesses, properties, prospects, operations or financial condition, that, under applicable law, rule or regulation, requires public disclosure or announcement prior to the date hereof by the Company but which has not been so publicly announced or disclosed in the SEC Documents.

                  (l) NO INTEGRATED OFFERING. The Company will not take, and the Company shall not permit any of its directors, officers or Affiliates directly or indirectly to take, any action, so as to make unavailable the exemption from Securities Act registration being relied upon by the Company for the offer and sale to Investor of the Shares as contemplated by this Agreement.

                  (m) LITIGATION AND OTHER PROCEEDINGS. There are no lawsuits or proceedings pending or, to the knowledge of the Company, threatened, against the Company, nor has the Company received any written or oral notice of any such action, suit, proceeding or investigation, which could reasonably be expected to have a Material Adverse Effect. Except as set forth in the SEC Documents, no judgment, order, writ, injunction or decree or award has been issued by or, to the knowledge of the Company, requested of any court, arbitrator or governmental agency which could result in a Material Adverse Effect.

                  (n) NO MISLEADING OR UNTRUE COMMUNICATION. The Company and, to the knowledge of the Company, any person representing the Company, have not made, at any time, any oral communication in connection with the offer or sale of the Shares to the Investor which contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading provided that the Company makes no representation or warranty with respect to Trinity.

                  (o) NON-PUBLIC INFORMATION. The Company has not disclosed to the Investor any non-public information that (i) if disclosed, would, or could reasonably be expected to have, a material effect on the price of the Common Stock or (ii) according to applicable law, rule or regulation, should have been disclosed publicly by the Company prior to the date hereof but which has not been so disclosed.

                  (p) INSURANCE. The Company maintains property and casualty, general liability, workers' compensation, environmental hazard, personal injury and other similar types of insurance with financially sound and reputable insurers that is adequate, consistent with industry standards and the Company's historical claims experience. The Company has not received notice from, and has no knowledge of any threat by, any insurer (that has issued any insurance policy to the Company) that such insurer intends to deny coverage under or cancel, discontinue or not renew any insurance policy presently in force.

                  (q) TAX MATTERS. (i) The Company has filed all Tax Returns which it is required to file under applicable laws; all such Tax Returns are true and accurate and have been prepared in compliance with all applicable laws; the Company has paid all Taxes due and owing by it (whether or not such Taxes are required to be shown on a Tax Return) and have withheld and paid over to the appropriate taxing authorities all Taxes which it is required to withhold from amounts paid or owing to any employee, stockholder, creditor or other third parties; and since December 31, 1997, the charges, accruals and reserves for Taxes with respect to the Company (including any provisions for deferred income taxes) reflected on the books of the Company are adequate to cover any Tax liabilities of the Company if its current tax year were treated as ending on the date hereof.

                           (ii)     No claim has been made by a taxing authority
in a jurisdiction where the Company does not file tax returns that such corporation is or may be subject to taxation by that jurisdiction. There are no foreign, federal, state or local tax audits or administrative or judicial proceedings pending or being conducted with respect to the Company; no information related to Tax matters has been requested by any foreign, federal, state or local taxing authority; and, except as disclosed above, no written notice indicating an intent to open an audit or other review has been received by the Company from any foreign, federal, state or local taxing authority. There are no material unresolved questions or claims concerning the Company's Tax liability. The Company (A) has not executed or entered into a closing agreement pursuant to ss. 7121 of the Internal Revenue Code or any predecessor provision thereof or any similar provision of state, local or foreign law; or (B) has not agreed to or is required to make any adjustments pursuant to ss. 481 (a) of the Internal Revenue Code or any similar provision of state, local or foreign law by reason of a change in accounting method initiated by the Company or any of its subsidiaries or has any knowledge that the Internal Revenue Service (the "IRS") has proposed any such adjustment or change in accounting method, or has any application pending with any taxing authority requesting permission for any changes in accounting methods that relate to the business or operations of the Company. The Company has not been a United States real property holding corporation within the meaning of ss. 897(c)(2) of the Internal Revenue Code during the applicable period specified in ss. 897(c)(1)(A)(ii) of the Internal Revenue Code.

                           (iii)    The Company has not made an election under
ss. 341(f) of the Internal Revenue Code. The Company is not liable for the Taxes of another person that is not a subsidiary of the Company under (A) Treas. Reg. ss. 1.1502-6 (or comparable provisions of state, local or foreign law), (B) as a transferee or successor, (C) by contract or indemnity or (D) otherwise. The Company is not a party to any tax sharing agreement. The Company has not made any payments, is obligated to make payments or is a party to an agreement that could obligate it to make any payments that would not be deductible under ss. 280G of the Internal Revenue Code.

                  (r) PROPERTY. Neither the Company nor either of its subsidiaries owns any real property. Each of the Company and its subsidiaries has good and marketable title to all personal property owned by it, free and clear of all liens, encumbrances and defects (other than certain liens on the Company's personal property in the U.S. securing indebtedness not in excess of $100,000) except such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company; and to the Company's knowledge any real property and buildings held under lease by the Company as tenant are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and intended to be made of such property and buildings by the Company.

                  (s) INTELLECTUAL PROPERTY. Each of the Company and its subsidiaries owns or possesses adequate and enforceable rights to use all patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) and other similar rights and proprietary knowledge (collectively, "INTANGIBLES") necessary for the conduct of its business as now being conducted. To the Company's knowledge, except as disclosed in the SEC Documents neither the Company nor any of its subsidiaries is infringing upon or in conflict with any right of any other person with respect to any Intangibles. Except as disclosed in the SEC Documents, no claims have been asserted by any person to the ownership or use of any Intangibles and the Company has no knowledge of any basis for such claim.

                  (t) INTERNAL CONTROLS AND PROCEDURES. The Company maintains books and records and internal accounting controls which provide reasonable assurance that (i) all transactions to which the Company is a party or by which its properties are bound are executed with management's authorization; (ii) the recorded accountability of the Company's assets is compared with existing assets at regular intervals; (iii) access to the Company's assets is permitted only in accordance with management's authorization; and (iv) all transactions to which the Company is a party or by which its properties are bound are recorded as necessary to permit preparation of the financial statements of the Company in accordance with GAAP.

                  (u) PAYMENTS AND CONTRIBUTIONS. Neither the Company nor any of its directors, officers or, to its knowledge, other employees has (i) used any Company funds for any unlawful contribution, endorsement, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment of Company funds to any foreign or domestic government official or employee; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other similar payment to any person with respect to Company matters.

                  (v) NO MISREPRESENTATION. No representation or warranty of the Company contained in this Agreement, any schedule, annex or exhibit hereto or any agreement, instrument or certificate furnished by the Company to the Investor pursuant to this Agreement, contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, not misleading.

                  3.       INVESTOR'S REPRESENTATIONS AND WARRANTIES.

                  The Investor represents and warrants to the Company that:

                  (a) INTENT. The Investor is entering into this Agreement for its own account; provided, however, that by making the representations herein, the Investor does not agree to hold such securities for any minimum or other specific term and reserves the right to dispose of the Shares at any time in accordance with federal and state securities laws applicable to such disposition.

                  (b) SOPHISTICATED INVESTOR. The Investor is a sophisticated investor (as described in Rule 506(b)(2)(ii) of Regulation D) and an accredited investor (as defined in Rule 501 of Regulation D), and Investor has such experience in business and financial matters that it is capable of evaluating the merits and risks of an investment in the Shares. The Investor acknowledges that an investment in the Shares is speculative and involves a high degree of risk.

                  (c) AUTHORITY. The Transaction Documents have been duly authorized and validly executed and delivered by the Investor and each Transaction Document is a valid and binding agreement of the Investor enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

                  (d) NOT AN AFFILIATE. The Investor is not an officer, director or "affiliate" (as that term is defined in Rule 405 of the Securities
Act) of the Company.

                  (e) ABSENCE OF CONFLICTS. The execution and delivery of the Transaction Documents, and the consummation of the transactions contemplated thereby, and compliance with the requirements thereof, will not violate any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on Investor or (a) violate any provision of any indenture, instrument or agreement to which Investor is a party or is subject, or by which Investor or any of its assets is bound; (b) conflict with or constitute a material default thereunder;
(c) result in the creation or imposition of any lien pursuant to the terms of any such indenture, instrument or agreement, or constitute a breach of any fiduciary duty owed by Investor to any third party; or (d) require the approval of any third-party (which has not been obtained) pursuant to any material contract, agreement, instrument, relationship or legal obligation to which Investor is subject or to which any of its assets, operations or management may be subject.

                  (f) DISCLOSURE; ACCESS TO INFORMATION. The Investor has received all documents, records, books and other publicly available information pertaining to Investor's investment in the Company that have been requested by the Investor. The Investor has reviewed or received copies of all SEC Documents that have been requested by it.

                  (g) MANNER OF SALE. At no time was Investor presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising.

                  4.       LEGENDS AND TRANSFER AGENT INSTRUCTIONS.

                  (a) LEGENDS. Stock certificates evidencing ownership of the Shares shall be issued free of any and all restrictive legends and the Company may not place any stop-transfer order against transfer of such stock certificates. The Investor covenants that, in connection with any transfer of Shares by it pursuant to an effective registration statement under the Securities Act, it will (i) comply with the applicable prospectus delivery requirements of the Securities Act, provided that copies of a current prospectus relating to such effective registration statement are or have been supplied to the Investor, and (ii) comply with the "Plan of Distribution" section of the current prospectus relating to such effective registration statement.

                  (b) TRANSFER AGENT INSTRUCTIONS. The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, to issue certificates, registered in the name of the Investor or its respective nominee(s), for the Shares in such amounts as specified from time to time by the Investor to the Company in connection with a Closing hereunder, in the form of EXHIBIT A, attached hereto (the "IRREVOCABLE TRANSFER AGENT INSTRUCTIONS"). The Irrevocable Transfer Agent Instructions shall have been delivered by the Company to, and acknowledged in writing by, the Company's transfer agent prior to the Company's delivery of a Put Notice hereunder. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section will be given by the Company to its transfer agent with respect to the Shares and that the Shares shall be freely transferable on the books and records of the Company as and to the extent provided in this Agreement. Nothing in this Section shall affect in any way the Investor's obligations and agreements to comply with all applicable prospectus delivery requirements, if any, upon resale of the Shares. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Investor by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section, that the Investor shall be entitled, in addition to all other available remedies, to an injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

                  5.       CONDITIONS OF THE COMPANY'S OBLIGATION TO SELL.

                  The obligation hereunder of the Company to issue and sell the Shares to the Investor is further subject to the satisfaction, at or before each Closing, of each of the following conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

                           (a)      The Investor shall have executed each of the
Transaction Documents and delivered the same to the Company.

                           (b)      The Investor shall have delivered to the
Company the Purchase Price for the Shares being purchased by the Investor at the applicable Closing in accordance with and subject to Section 1(h) hereof.

                           (c)      The representations and warranties of the
Investor shall be true and correct as of the date when made and as of the applicable Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date), and the Investor shall have performed, satisfied and complied with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investor at or prior to such Closing Date.

                           (d)      No statute, rule, regulation, executive
order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

                           (e)      The Registration Statement shall be
effective at the time of each Closing and no stop order suspending the effectiveness of the Registration Statement shall be in effect or shall be pending or threatened.

                           (f)      At the time of each Closing, the
Registration Statement (including information or documents incorporated by reference therein) and any amendments or supplements thereto shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                           (g)      If applicable, the shareholders of the
Company shall have approved the issuance of any Shares in excess of the Maximum Common Stock Issuance in accordance with Section 1.

                  6.       CONDITIONS OF THE INVESTOR'S OBLIGATION TO PURCHASE.

                  The obligation of the Investor hereunder to purchase Shares is subject to the satisfaction, at or before each Closing, of each of the following conditions set forth below. These conditions are for the Investor's sole benefit and may be waived by the Investor at any time in its sole discretion.

                           (a)      The Company shall have executed each of the
Transaction Documents and delivered the same to the Investor.

                           (b)      The Common Stock shall be authorized for
trading or quotation on the Principal Market and trading in the Common Stock shall not have been suspended by the Principal

Market or the SEC, at any time beginning on the applicable Put Notice Date and through and including the respective Closing Date.

                           (c)      The representations and warranties of the
Company shall be true and correct as of the date when made and as of the applicable Closing Date as though made at that time (except for (i) representations and warranties that speak as of a specific date and (ii) with respect to the representations made in Sections 2(k) and (m), events which occur on or after the date of this Agreement and are disclosed in SEC filings made by the Company at least ten Business Days prior to the applicable Put Notice Date) and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to such Closing Date. The Investor shall have received (or receipt shall have been confirmed on its behalf of) a certificate, executed by the Chief Executive Officer and Chief Financial Officer of the Company, dated as of the applicable Closing Date to the foregoing effect and as to such other matters as may be reasonably requested by the Investor including, without limitation, an update as of such Closing Date regarding any changes in the Company's Certificate of Incorporation and bylaws since the immediately preceding Closing Date.

                           (d)      Such Investor shall have received (or
receipt shall have been confirmed on its behalf of) the opinion of the Company's outside counsel dated as of the applicable Closing Date, as to the continued accuracy of the legal opinion provided on the date of this Agreement and as to the continued effectiveness of the Registration Statement.

                           (e)      The Irrevocable Transfer Agent Instructions
shall have been delivered to, and acknowledged in writing by the Company's transfer agent.

                           (f)      No statute, rule, regulation, executive
order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

                           (g)      The Registration Statement shall be
effective at the time of each Closing and no stop order suspending the effectiveness of the Registration Statement shall be in effect or shall be pending or threatened.

                           (h)      At the time of each Closing, the
Registration Statement (including information or documents incorporated by reference therein) and any amendments or supplements thereto shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                           (i)      There shall have been no filing of a
petition in bankruptcy, either voluntarily or involuntarily, with respect to the Company and there shall not have been commenced any proceedings under any bankruptcy or insolvency laws, or any laws relating to the relief of debtors, readjustment of indebtedness or reorganization of debtors, and there shall have been no calling of a meeting of creditors of the Company or appointment of a committee of creditors or liquidating agents or offering of a composition or extension to creditors by, for, with or without the consent or acquiescence of the Company.

                           (j)      If applicable, the shareholders of the
Company shall have approved the issuance of any Shares in excess of the Maximum Common Stock Issuance in accordance with Section 1.

                           (k)      The conditions to such Closing set forth in
Section l shall have been satisfied on or before such Closing Date.

                           (l)      The Investor shall have received (or receipt
shall have been confirmed on its behalf of) the stock certificates representing the Shares to be purchased at such Closing, which Shares shall meet the requirements set forth in this Agreement.

                  7.       TERMINATION.

                           (a)      TERMINATION BY MUTUAL CONSENT.  This
Agreement may be terminated at any time by the mutual written consent of the Company and the Investor. The representations, warranties and covenants contained in or incorporated into this Agreement, insofar as applicable to the transactions consummated hereunder prior to such termination, shall survive its termination for the period of any applicable statute of limitations.

                           (b)      AUTOMATIC TERMINATION.  This Agreement shall
automatically terminate without any further action of either party hereto upon the earlier of the date on which (i) the Investor has purchased an aggregate of $6,000,000 of Shares pursuant to this Agreement, (ii) 36 months after the Effective Date or (iii) 39 months after the date hereof.

                           (c)      TERMINATION AT THE OPTION OF INVESTOR.  This
Agreement may be terminated by the Investor within ten (10) Business Days after notice from the Company of any Major Transaction (which notice shall include copies of the executed final agreements in connection therewith, if applicable). If the Investor receives proper notice of a Material Transaction and fails to terminate this Agreement by the expiration of the ten (10) Business Day period set forth in the immediately preceding sentence, then the Investor shall be deemed to have permanently waived its right of termination as to such Major Transaction (but not as to any subsequent Major Transaction). If this Agreement is terminated in accordance with this Section 7(c), the Company shall be relieved of its obligations under Section 1(b)(ii) hereof.

                  All representations, warranties and covenants shall survive the termination of this Agreement.

                  8.       INDEMNIFICATION.

                  (a) GENERAL. (i) The Company hereby agrees to indemnify and hold harmless the Investor, its Affiliates and their respective officers, directors, partners and members (collectively, the "INVESTOR INDEMNITEES"), from and against any and all losses, claims, damages, judgments, penalties, expenses, liabilities and deficiencies (collectively, "LOSSES"), and agrees to reimburse the Investor Indemnitees for all reasonable out-of-pocket expenses (including the reasonable fees and expenses of legal counsel), in each case promptly as incurred by the Investor Indemnitees and to the extent arising out of or in connection with (A) any misrepresentation, omission of fact or breach of any of the Company's representations or warranties contained in this Agreement, the annexes, schedules or exhibits hereto or any instrument, agreement or certificate entered into or delivered by the Company pursuant to this Agreement; or (B) any failure by the Company to perform in any material respect any of its covenants, agreements, undertakings or obligations set forth in this Agreement, the annexes, schedules or exhibits hereto or any instrument, agreement or certificate entered into or delivered by the Company pursuant to this Agreement; or (C) the status of the Investor or holder of the Shares as an investor in the Company (but not in case of Losses arising solely as a result of actions or events that are wholly internal to the Investor).

                           (ii)     The Investor hereby agrees to indemnify and
hold harmless the Company, its Affiliates and their respective officers, directors, partners and members (collectively, the "COMPANY INDEMNITEES"), from and against any and all Losses, and agrees to reimburse the Company Indemnitees for reasonable all out-of-pocket expenses (including the reasonable fees and expenses of legal counsel), in each case promptly as incurred by the Company Indemnitees and to the extent arising out of or in connection with (A) any misrepresentation, omission of fact, or breach of any of the Investor's representations or warranties contained in this Agreement, the annexes, schedules or exhibits hereto or any instrument, agreement or certificate entered into or delivered by the Investor pursuant to this Agreement; or (B) any failure by the Investor to perform in any material respect any of its covenants, agreements, undertakings or obligations set forth in this Agreement or any instrument, certificate or agreement entered into or delivered by the Investor pursuant to this Agreement.

                  (b) NOTICE. Promptly after receipt by either party hereto seeking indemnification pursuant to Section 7(a) (an "INDEMNIFIED PARTY") of written notice of any investigation, claim, proceeding or other action in respect of which indemnification is being sought (each, a "CLAIM"), the Indemnified Party promptly shall notify the party against whom indemnification pursuant to Section 7(a) is being sought (the "INDEMNIFYING PARTY") of the commencement thereof; but the omission to so notify the Indemnifying Party shall not relieve it from any liability that it otherwise may have to the Indemnified Party, except to the extent that the Indemnifying Party is materially prejudiced and forfeits substantive rights and defenses by reason of such failure. In connection with any Claim as to which both the Indemnifying Party and the Indemnified Party are parties, the Indemnifying Party shall be entitled to assume the defense thereof. Notwithstanding the assumption of the defense of any Claim by the Indemnifying Party, the Indemnified Party shall have the right to employ separate legal counsel and to participate in the defense of such Claim, and the Indemnifying Party shall bear the reasonable fees, out-of-pocket costs and expenses of such separate legal counsel to the Indemnified Party if (and only if): (x) the Indemnifying Party shall have agreed to pay such fees, out-of-pocket costs and expenses, (y) the Indemnified Party and the Indemnifying Party reasonably shall have concluded that representation of the Indemnified Party and the Indemnifying Party by the same legal counsel would not be appropriate due to actual or, as reasonably determined by legal counsel to the Indemnified Party, potentially differing interests between such parties in the conduct of the defense of such Claim, or if there may be legal defenses available to the Indemnified Party that are in addition to or disparate from those available to the Indemnifying Party, or (z) the Indemnifying Party shall have failed to employ legal counsel reasonably satisfactory to the Indemnified Party within a reasonable period of time after notice of the commencement of such Claim. If the Indemnified Party employs separate legal counsel in circumstances other than as described in clauses (x), (y) or (z) above, the fees, costs and expenses of such legal counsel shall be borne exclusively by the Indemnified Party. Except as provided above, the Indemnifying Party shall not, in connection with any Claim in the same jurisdiction, be liable for the fees and expenses of more than one firm of legal counsel for the Indemnified Party (together with appropriate local counsel). The Indemnifying Party shall not, without the prior written consent of the Indemnified Party (which consent shall not unreasonably be withheld), settle or compromise any Claim or consent to the entry of any judgment that does not include an unconditional release of the Indemnified Party from all liabilities with respect to such Claim or judgment.

                  (c) DIRECT CLAIMS. In the event one party hereunder should have a claim for indemnification that does not involve a claim or demand being asserted by a third party, the Indemnified Party promptly shall deliver notice of such claim to the Indemnifying Party. If the Indemnified Party disputes the claim, such dispute shall be resolved by mutual agreement of the Indemnified Party and the Indemnifying Party or by binding arbitration conducted in accordance with the procedures and rules of the American Arbitration Association as set forth in Section 8. Judgment upon any award rendered by any arbitrators may be entered in any court having competent jurisdiction thereof.

                  9.       GOVERNING LAW; MISCELLANEOUS.

                  (a) GOVERNING LAW; ARBITRATION. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made in New York by persons domiciled in New York City and without regard to its principles of conflicts of laws. Any dispute under this Agreement or any Exhibit attached hereto shall be submitted to arbitration under the American Arbitration Association (the "AAA") in New York City, New York, and shall be finally and conclusively determined by the decision of a board of arbitration consisting of three (3) members (hereinafter referred to as the "Board of Arbitration") selected as according to the rules governing the AAA. The Board of Arbitration shall meet on consecutive business days in New York City, New York, and shall reach and render a decision in writing (concurred in by a majority of the members of the Board of Arbitration) with respect to the amount, if any, which the losing party is required to pay to the other party in respect of a claim filed. In connection with rendering its decisions, the Board of Arbitration shall adopt and follow the laws of the State of New York. To the extent practical, decisions of the Board of Arbitration shall be rendered no more than thirty (30) calendar days following commencement of proceedings with respect thereto. The Board of Arbitration shall cause its written decision to be delivered to all parties involved in the dispute. Any decision made by the Board of Arbitration (either prior to or after the expiration of such thirty (30) calendar day period) shall be final, binding and conclusive on the parties to the dispute, and entitled to be enforced to the fullest extent permitted by law and entered in any court of competent jurisdiction. The non-prevailing party to any arbitration (as determined by the Board of Arbitration) shall pay the expenses of the prevailing party including reasonable attorney's fees, in connection with such arbitration.

                  (b) NOTICES. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served,
(ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by reputable courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

         If to the Company:             Brilliant Digital Entertainment, Inc.
                                        6355 Topanga Canyon Blvd., Suite 120
                                        Woodland Hills, CA 91367
                                        Attention: Mark Dyne
                                        Telephone: (818) 615-1500
                                        Facsimile:  (818) 615-0995
  with a copy to:
  (shall not constitute notice)        Troop Steuber Pasich Reddick & Tobey, LLP
                                       2029 Century Park East, 24th Floor
                                       Los Angeles, CA  90067
                                       Attention: Murray Markiles, Esq.
                                                  Stanley Yukevich, Esq.
                                       Telephone:  (310) 728-3233
                                       Facsimile:  (310) 728-2233

  If to the Investor:                  St. Annes Investments, Ltd.
                                       c/o ULTRAFINANCE
                                       Gross Muenster Platz 26
                                       Zurich, Switzerland
                                       CH-8022

  with a copy to:
  (shall not constitute notice)         Robinson Silverman Pearce Aronsohn &
                                        Berman LLP
                                        1290 Avenue of the Americas
                                        New York, New York 10104
                                        Attention: Eric L. Cohen, Esq.
                                        Telephone: (212) 541-2000
                                        Facsimile: (212) 541- 4630


Either party hereto may from time to time change its address or facsimile number for notices under this Section 8 by giving at least ten (10) days' prior written notice of such changed address or facsimile number to the other party hereto.

                  (c) COUNTERPARTS/ FACSIMILE/ AMENDMENTS. This Agreement may be executed in multiple counterparts, each of which may be executed by less than all of the parties and shall be deemed to be an original instrument which shall be enforceable against the parties actually executing such counterparts and all of which together shall constitute one and the same instrument. Except as otherwise stated herein, in lieu of the original documents, a facsimile transmission or copy of the original documents shall be as effective and enforceable as the original. This Agreement may be amended only by a writing executed by all parties.

                  (d) ENTIRE AGREEMENT. This Agreement, the agreements attached as Exhibits hereto, which include, but are not limited to, the Registration Rights Agreement, set forth the entire agreement and understanding of the parties relating to the subject matter hereof and supersedes all prior and contemporaneous agreements, negotiations and understandings between the parties, both oral and written relating to the subject matter hereof. The terms and conditions of all Exhibits to this

Agreement are incorporated herein by this reference and shall constitute part of this Agreement as is fully set forth herein.

                  (e) SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that such severability shall be ineffective if it materially changes the economic benefit of this Agreement to any party.

                  (f) HEADINGS. The headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                  (g) REPORTING ENTITY FOR THE COMMON STOCK. The reporting entity relied upon for the determination of the trading price or trading volume of the Common Stock on any given Trading Day for the purposes of this Agreement shall be Bloomberg, L.P. or any successor thereto. The written mutual consent of the Investor and the Company shall be required to employ any other reporting entity.

                  (h) REPLACEMENT OF CERTIFICATES. Upon (i) receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of a certificate representing the Shares and (ii) in the case of any such loss, theft or destruction of such certificate, upon delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company (which shall not exceed that required by the Company's transfer agent in the ordinary course) or (iii) in the case of any such mutilation, on surrender and cancellation of such certificate, the Company at its expense will execute and deliver, in lieu thereof, a new certificate of like tenor.

                  (i) FEES AND EXPENSES. Each of the Company and the Investor agrees to pay its own expenses incident to the performance of its obligations hereunder, except that the Company shall pay to Robinson Silverman Pearce Aronsohn & Berman LLP, 1290 Avenue of the Americas, New York, NY 10104, up to $7,500 of which $5,000 is to be paid upon execution of this Agreement in connection with fees incurred on behalf of the Investor in connection with the transactions contemplated hereby as contemplated by the Registration Rights Agreement.

                  (j) BROKERAGE. Each of the parties hereto represents that it has had no dealings in connection with this transaction with any finder or broker who will demand payment of any fee or commission from the other party except for Trinity, whose fee shall be paid by the Company. The Company on the one hand, and the Investor, on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any person claiming brokerage commissions or finder's fees on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby.

                  (k) ASSIGNMENT. Neither this Agreement nor any rights of the Investor or the Company hereunder may be assigned by either party to any other person. Notwithstanding the foregoing, (a) the provisions of this Agreement shall inure to the benefit of, and be enforceable by, any permitted transferee of any of the Shares purchased by the Investor hereunder, and (b) upon the prior written consent of the Company, which consent shall not unreasonably be withheld or delayed, the Investor's interest in this Agreement may be assigned at any time, in whole or in part, to any other person or entity (including any affiliate of the Investor) who agrees to make the representations and warranties contained in Section 3 and who agrees to be bound by the conditions of Section 5. Such permitted assignment shall not relieve the Investor of its obligations hereunder.

                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

                             SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

                           .
                                      BRILLIANT DIGITAL ENTERTAINMENT, INC.



                                      By: /S/ MARK DYNE, CHIEF EXECUTIVE OFFICER
                                          --------------------------------------

                                      ST. ANNES INVESTMENTS, LTD.



                                      By: /S/ M. KLEE, DIRECTOR
                                          --------------------------------------

                                     ANNEX A

         "AVERAGE STOCK PRICE" means the average of the closing prices (as reported by Bloomberg) on the Principal Market or, if the Common Stock is not then traded or quoted on a Principal Market, such other trading or quotation facility on which the Common Stock is then listed or quoted for trading for the five (5) consecutive Trading Days immediately prior to the Put Notice Date.

         "AVERAGE TRADING VOLUME" means the average daily trading volume for the Common Stock on all markets during the 20 consecutive Trading Days immediately prior to the Put Notice Date.

         "BUSINESS DAY" means any day other than a Saturday, Sunday or a day on which commercial banks in the City of New York are authorized or required by law or executive order to remain closed or on which the Principal Market for the Common Stock is not open for trading.

         "CAP AMOUNT" means 20% of (Average Stock Price* (Average Trading Volume* 22)).

         "CAPITAL SHARES" shall mean the Common Stock and any shares of any other class of common stock whether now or hereafter authorized, having the right to participate in the distribution of earnings and assets of the Company.

         "CAPITAL SHARES EQUIVALENTS" shall mean any securities, rights, or obligations that are convertible into or exchangeable for or give any right to subscribe for any Capital Shares of the Company or any warrants, options or other rights to subscribe for or purchase Capital Shares or any such convertible or exchangeable securities.

         "MAJOR TRANSACTION" means any of the following transactions or series of related transactions: (i) the consolidation, merger or other business combination of the Company with or into another person (other than pursuant to a migratory merger effected solely for the purposes of changing the jurisdiction of incorporation of the Company or a merger in which the Company is the surviving entity and (x) shareholders of the Company immediately prior to the closing of such merger continue to own in excess of 50% of the voting power of the Company after the merger and (y) a majority of the directors comprising the board of directors of the Company after the closing of the merger were directors of the Company immediately prior to the merger); (ii) the sale or transfer of all or substantially all of the Company's assets; or (iii) the consummation of a purchase, tender or exchange offer made to, and accepted by, the holders of more than 50% of the economic interest in, or the combined voting power of all classes of voting stock of, the Company.

         "MARKET PRICE" shall mean, for any Trading Day of determination, the lowest Volume Adjusted Price for any Trading Day during the ten (10) Trading Days immediately preceding such Trading Day of determination.

         "PRINCIPAL MARKET" means the national stock market or trading facility on which the Common Stock is listed or quoted for trading.

         "SEC DOCUMENTS" means the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997 and each report, proxy statement or registration statement filed by the

Company with the SEC pursuant to the Exchange Act or the Securities Act since the filing of such Annual Report through the date hereof or any Closing Date, as applicable.

         "TAX" or "TAXES" means federal, state, county, local, foreign, or other income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, license, payroll, wage or other withholding, employment, social security, severance, stamp, occupation, alternative or add-on minimum, estimated and other taxes of any kind whatsoever (including, without limitation, deficiencies, penalties, additions to tax, and interest attributable thereto) whether disputed or not.

         "TAX RETURN" means any return, information report or filing with respect to Taxes, including any schedules attached thereto and including any amendment thereof.

          "TRADING DAY" means any day during which the then Principal Market shall be open for business.

         "TRANSACTION DOCUMENTS" means the Purchase Agreement and the Registration Rights Agreement.

         "VOLUME ADJUSTED PRICE" means on any Trading Date, the quotient obtained by dividing (1) the total dollar value of all shares of Common Stock traded on the Principal Market on such Trading Day, by (2) the total volume of the Common Stock traded on the Principal Market on such Trading Day, each as reported by Bloomberg.